UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2011
EXPRESS-1 EXPEDITED SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3399 Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085
(Address of principal executive offices)
(269) 429-9761
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01 Other Events
On June 22, 2011, Express-1 Expedited Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the change of the Company’s independent registered public accounting firm from Pender Newkirk & Company LLP to KPMG LLP (“KPMG”). KPMG was specifically engaged to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and to perform audits of the Company’s financial statements for the years ended December 31, 2010 and 2009 (the “Re-Audit”).
On August 15, 2011, KPMG completed the Re-Audit. As a result of the Re-Audit, the Company’s consolidated balance sheets, consolidated statements of operations and consolidated statements of changes in stockholders’ equity for the years ended December 31, 2010 and 2009 have not changed. The Company’s consolidated statement of cash flows for the year ended December 31, 2010 contained an immaterial correction as described in Note 1 (Significant Accounting Policies) to the consolidated financial statements included in Exhibit 99.1 to this Current Report on Form 8-K. In addition, Note 17 (Subsequent Events) to the consolidated financial statements has been updated and certain other notes to the consolidated financial statements have been revised and updated.
A copy of the Company’s financial statements for the years ended December 31, 2010 and 2009, and the audit report of KPMG with respect thereto, are attached hereto as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
23.1	Consent of KPMG re: incorporation of audit report in S-8 and S-3
99.1	Consolidated financial statements for the years ended December 31, 2010 and 2009, and related audit report of KPMG dated August 15, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 15, 2011	Express-1 Expedited Solutions, Inc.

	By:	/s/ Michael R. Welch Michael R. Welch
Chief Executive Officer